DELTA SEABOARD INTERNATIONAL, INC.
Consolidated Balance Sheets

		Adjustment for	Adjustment for	Adjusted
	December 31, 2011	Preferred Agreement	Sale to R and R	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$10,655		$1,589,345	$1,600,000
Certificates of deposit	0			0
Trading securities	105		(105)	0
Accounts receivable, less allowance for doubtful accounts of $55,087	1,469,406		(1,469,406)	0
Inventories	1,862,098		(1,862,098)	0
Prepaid expenses and other current assets	235,076		(235,076)	0
Total current assets	3,577,340	0	(1,977,340)	1,600,000

Property and equipment, net of accumulated depreciation	1,701,186		(1,701,186)	0
Note receivable	0		1,400,000	1,400,000
Other assets	6,500		(6,500)	0
Total assets	5,285,026	0	(2,285,026)	3,000,000

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	486,684		(486,684)	0
Accounts payable - related party	740	65,000		65,740
Bank overdrafts	81,392		(81,392)	0
Dividends payable	1,035,000	(1,035,000)		0
Short-term notes payable	169,080	(80,000)	(89,080)	0
Current installments of long-term debt	2,106,701		(2,106,701)	0
Total current liabilities	3,879,597	(1,050,000)	(2,763,857)	65,740

Long-term debt, less current installments	49,843		(49,843)	0
Total liabilities	3,929,440	(1,050,000)	(2,813,700)	65,740

Commitments and contingencies	0			0

Equity:
Preferred stock, $0.0001 par value, authorized 5,000,000 shares;
3,769,626 shares issued and outstanding	377	(377)		0
Common stock, $0.0001 par value, authorized 195,000,000 shares;
70,892,250 and 74,661,876 shares issued, respectively;
70,882,250 and 74,651,876 shares outstanding, respectively	7,089	377		7,466
Additional paid-in capital	4,277,438	0	(1,028,869)	3,248,569
Accumulated deficit	(2,928,578)	1,050,000	1,557,543	(321,035)
Less treasury stock, at cost; 10,000 amd 0 shares, respectively	(740)			(740)
Total stockholders' equity	1,355,586	1,050,000	528,674	2,934,260
Total liabilities and stockholders' equity	$5,285,026	$0	$(2,285,026)	$3,000,000